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                                                                    EXHIBIT 23.7

                         CONSENT OF ARTHUR ANDERSEN LLP

    As independent public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Registration Statement on Form S-4 of our report dated February 10, 1997, included in the Prospectus, which is part of this Registration Statement, and in the annual report on Form 10-K of the Morningstar Group Inc. for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas
October 14, 1997